Exhibit 99.1

APPLIED MATERIALS FIRST QUARTER RESULTS EXCEED EXPECTATIONS

Projects Strong Sequential Growth

•	Non-GAAP EPS of 18 cents; GAAP EPS of 9 cents

•	Orders of $2.0 billion up 26% sequentially led by Silicon Systems Group

•	Expects Q2 non-GAAP EPS of 20 to 28 cents

SANTA CLARA, Calif., Feb. 16, 2012 — Applied Materials, Inc. (NASDAQ:AMAT), the world’s leading supplier of manufacturing solutions for the semiconductor, display and solar industries, today reported results for its first quarter of fiscal 2012 ended January 29, 2012.

Applied generated orders of $2.01 billion and net sales of $2.19 billion. Non-GAAP operating income was $344 million, and non-GAAP net income was $240 million or 18 cents per share. GAAP operating income was $179 million, and GAAP net income was $117 million or 9 cents per share. Applied completed the acquisition of Varian Semiconductor Equipment Associates, Inc. during the quarter, and the results include Varian’s operations for the full period.

“Global demand for mobile devices is driving a third consecutive year of strong capital investment by semiconductor customers,” said Mike Splinter, chairman and chief executive officer. “As a result, we see solid order momentum and an improved outlook overall for our second quarter.”

“Applied delivered net sales and earnings above the high end of our expectations,” said George Davis, chief financial officer. “In a quarter in which we closed the Varian acquisition, we also returned substantial capital to our stockholders, paying $104 million in cash dividends and using $200 million to repurchase over 18 million shares of our common stock.”

Quarterly Financial Results Summary

GAAP Results	Q1 FY2012	Q4 FY2011	Q1 FY2011
Net sales	$2.19 billion	$2.18 billion	$2.69 billion
Operating income	$179 million	$361 million	$674 million
Net income	$117 million	$456 million	$506 million
Earnings per share (EPS)	$0.09	$0.34	$0.38

Non-GAAP Results
Non-GAAP operating income	$344 million	$384 million	$659 million
Non-GAAP net income	$240 million	$271 million	$484 million
Non-GAAP EPS	$0.18	$0.21	$0.36

Applied Materials, Inc.

During the quarter, Varian generated orders of approximately $270 million and net sales of approximately $200 million which were reported within the Silicon Systems Group (SSG) and Applied Global Services (AGS) segments. The Varian business contributed approximately $0.01 to the company’s non-GAAP EPS, which excludes acquisition-related charges equivalent to approximately $0.09 per share.

Non-GAAP results for the above periods exclude the impact of the following, where applicable: certain discrete tax items, restructuring and asset impairment charges and any associated adjustment related to restructuring actions, certain acquisition-related costs, investment impairments, and gain or loss on sale of facilities. A reconciliation of the GAAP and non-GAAP results is provided in the financial statements included in this release. See also “Use of Non-GAAP Financial Measures” below.

First Quarter Reportable Segment Results and Comparisons to the Prior Quarter

Silicon Systems Group orders were $1.42 billion, up 53 percent reflecting increased demand in foundry and the addition of Varian’s business. Net sales were $1.34 billion, up 26 percent. Non-GAAP operating income increased to $386 million or 29 percent of net sales. GAAP operating income was $271 million or 20 percent of net sales. New order composition was: foundry 57 percent, logic and other 14 percent, flash 19 percent, and DRAM 10 percent.

Applied Global Services orders were $517 million, down 8 percent. Net sales were $534 million, down 15 percent, in line with the company’s expectations. AGS orders and net sales reflected lower wafer starts, partially offset by the addition of Varian’s business; net sales also reflected lower thin film solar volumes. Non-GAAP operating income decreased to $113 million or 21 percent of net sales, reflecting the decrease in net sales. GAAP operating income was $107 million or 20 percent of net sales.

Display orders were $40 million, reflecting ongoing weakness in LCD TV equipment demand. Net sales were $104 million, down 39 percent, and non-GAAP operating income decreased to $7 million or 7 percent of net sales, driven by the decrease in net sales. GAAP operating income was $5 million or 5 percent of net sales.

Energy and Environmental Solutions (EES) orders were $33 million, down 62 percent, reflecting solar industry overcapacity. Net sales were $207 million, down 34 percent. The segment had a non-GAAP operating loss of $17 million and a GAAP operating loss of $23 million.

Additional Quarterly Financial Information

•	Backlog decreased by $230 million from the fourth quarter to $2.2 billion.

•	Non-GAAP gross margin was 40.7 percent, up from 39.5 percent in the fourth quarter. The GAAP gross margin was 35.9 percent, down from 39.0 percent in the fourth quarter.

•	The effective tax rate was 26.4 percent.

•	Cash, cash equivalents and investments decreased to $2.95 billion primarily due to the acquisition of Varian for approximately $4.2 billion, net of cash acquired.

Applied Materials, Inc.

Business Outlook

For the second quarter of fiscal 2012, Applied expects net sales to be up 5 percent to 15 percent sequentially. The company expects non-GAAP EPS to be in the range of $0.20 to $0.28. The non-GAAP EPS outlook excludes known charges related to completed acquisitions of approximately $0.05 per share but does not exclude other non-GAAP adjustments that may arise subsequent to this release.

Use of Non-GAAP Financial Measures

Management uses non-GAAP results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Webcast Information

Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding Applied’s performance, industry outlooks, customer investment, order momentum, and business outlook for the second quarter of fiscal 2012. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “anticipate” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for Applied’s products, which is subject to many factors, including uncertain global economic and industry conditions, business and consumer spending, demand for electronic products and semiconductors, government renewable energy policies and incentives, and customers’ utilization rates and new technology and capacity requirements; variability of operating expenses and results among the company’s segments caused by differing conditions in the served markets; the concentrated nature of Applied’s customer base; Applied’s ability to (i) develop, deliver and support a broad range of products, expand its markets and develop new markets, (ii) timely align its cost structure with business conditions, (iii) plan and manage its resources and production capability, including its supply chain, (iv) implement initiatives that enhance global operations and efficiencies, (v) integrate Varian’s operations, product lines, technology and employees and realize synergies, (vi) obtain and protect intellectual property rights in key technologies, (vii) attract, motivate and retain key employees, and (viii) accurately forecast future operating and financial results, which depends on multiple assumptions related to, without limitation, market conditions, customer requirements and business needs; and other risks described in Applied Materials’ SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.

Applied Materials, Inc.

About Applied Materials

Applied Materials, Inc. (Nasdaq:AMAT) is the global leader in providing innovative equipment, services and software to enable the manufacture of advanced semiconductor, flat panel display and solar photovoltaic products. Our technologies help make innovations like smartphones, flat screen TVs and solar panels more affordable and accessible to consumers and businesses around the world. At Applied Materials, we turn today’s innovations into the industries of tomorrow. Learn more at www.appliedmaterials.com.

Applied Materials, Inc.

APPLIED MATERIALS, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended
(In millions, except per share amounts)	January 29, 2012	January 30, 2011
Net sales	$2,189	$2,686
Cost of products sold	1,403	1,550

Gross margin	786	1,136
Operating expenses:
Research, development and engineering	304	270
Selling, general and administrative	303	221
Restructuring charges and asset impairments	—	(29)

Total operating expenses	607	462
Income from operations	179	674
Interest and other expenses	24	5
Interest and other income, net	4	11

Income before income taxes	159	680
Provision for income taxes	42	174

Net income	$117	$506

Earnings per share:
Basic and diluted	$0.09	$0.38
Weighted average number of shares:
Basic	1,299	1,324
Diluted	1,310	1,335

Applied Materials, Inc.

APPLIED MATERIALS, INC.

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	January 29, 2012	October 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$1,681	$5,960
Short-term investments	316	283
Accounts receivable, net	1,576	1,532
Inventories	1,772	1,701
Deferred income taxes, net	572	580
Other current assets	240	299

Total current assets	6,157	10,355
Long-term investments	955	931
Property, plant and equipment, net	956	866
Goodwill	3,875	1,335
Purchased technology and other intangible assets, net	1,519	211
Deferred income taxes and other assets	135	163

Total assets	$13,597	$13,861

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2	$—
Accounts payable and accrued expenses	1,327	1,520
Customer deposits and deferred revenue	1,014	1,116
Income taxes payable	151	158

Total current liabilities	2,494	2,794
Long-term debt	1,947	1,947
Employee benefits and other liabilities	506	320

Total liabilities	4,947	5,061

Total stockholders’ equity	8,650	8,800

Total liabilities and stockholders’ equity	$13,597	$13,861

Applied Materials, Inc.

APPLIED MATERIALS, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended
	January 29, 2012	January 30, 2011
Cash flows from operating activities:
Net income	$117	$506
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	112	63
Net loss on dispositions and fixed asset retirements	2	1
Provision for bad debts	4	—
Restructuring charges and asset impairments	—	(29)
Deferred income taxes	28	10
Net recognized loss on investments	5	4
Share-based compensation	53	33
Net change in operating assets and liabilities, net of amounts acquired	(140)	(163)

Cash provided by operating activities	181	425

Cash flows from investing activities:
Capital expenditures	(37)	(24)
Proceeds from sale of facility	—	39
Cash paid for acquisition, net of cash acquired	(4,179)	—
Proceeds from sales and maturities of investments	313	443
Purchases of investments	(254)	(537)

Cash used in investing activities	(4,157)	(79)

Cash flows from financing activities:
Proceeds from common stock issuances	2	13
Common stock repurchases	(200)	(150)
Payment of dividends to stockholders	(104)	(93)

Cash used in financing activities	(302)	(230)

Effect of exchange rate changes on cash and cash equivalents	(1)	—

Increase (decrease) in cash and cash equivalents	(4,279)	116
Cash and cash equivalents — beginning of period	5,960	1,858

Cash and cash equivalents — end of period	$1,681	$1,974

Supplemental cash flow information:
Cash payments for income taxes	$33	$165
Cash refunds from income taxes	$3	$1
Cash payments for interest	$41	$—

Applied Materials, Inc.

Reportable Segment Results

	Q1 FY2012			Q4 FY2011			Q1 FY2011
(In millions)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)
SSG	$1,418	$1,344	$271	$925	$1,067	$278	$1,610	$1,496	$543
AGS	$517	$534	$107	$564	$629	$160	$552	$567	$85
Display	$40	$104	$5	$20	$171	$31	$142	$147	$28
EES	$33	$207	$(23)	$86	$315	$17	$668	$476	$144
Corporate	—	—	$(181)	—	—	$(125)	—	—	$(126)

Consolidated	$2,008	$2,189	$179	$1,595	$2,182	$361	$2,971	$2,686	$674

Corporate Unallocated Expenses

(In millions)	Q1 FY2012	Q4 FY2011	Q1 FY2011
Restructuring charges and asset impairments, net	$—	$—	$(1)
Share-based compensation	$53	$36	$33
Other unallocated expenses	$128	$89	$94

Corporate	$181	$125	$126

Applied Materials, Inc.

Additional Information

	Q1 FY2012		Q4 FY2011		Q1 FY2011
New Orders and Net Sales by Geography
(In $ millions)	New Orders	Net Sales	New Orders	Net Sales	New Orders	Net Sales
North America	467	417	324	434	679	610
% of Total	23	19	20	20	23	23
Europe	209	179	176	271	346	278
% of Total	11	8	11	12	12	10
Japan	167	217	173	255	187	166
% of Total	8	10	11	12	6	6
Korea	666	628	330	363	225	169
% of Total	33	29	21	17	8	6
Taiwan	367	489	283	353	745	635
% of Total	18	22	18	16	25	24
Southeast Asia	50	79	98	98	135	154
% of Total	3	4	6	4	4	6
China	82	180	211	408	654	674
% of Total	4	8	13	19	22	25

Employees (In thousands)
Regular Full Time	14.6		12.9		13.0

Applied Materials, Inc.

APPLIED MATERIALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended
(In millions, except per share amounts)	January 29, 2012	October 30, 2011	January 30, 2011
Non-GAAP Gross Margin
Reported gross margin (GAAP basis)	$786	$852	$1,136
Certain items associated with acquisitions [1]	104	10	9

Non-GAAP gross margin	$890	$862	$1,145

Non-GAAP Operating Income
Reported operating income (GAAP basis)	$179	$361	$674
Certain items associated with acquisitions [1]	142	13	13
Varian deal cost	23	10	—
Restructuring charges and asset impairments [2]	—	—	(29)
Loss on sale of facility	—	—	1

Non-GAAP operating income	$344	$384	$659

Non-GAAP Net Income
Reported net income (GAAP basis)	$117	$456	$506
Certain items associated with acquisitions [1]	142	13	13
Varian deal cost	23	10	—
Restructuring charges and asset impairments [2]	—	—	(29)
Impairment of strategic investments	—	3	—
Loss on sale of facility	—	—	1
Reinstatement of federal R&D tax credit	—	—	(13)
Resolution of audits of prior years’ income tax filings	—	(203)	—
Income tax effect of non-GAAP adjustments	(42)	(8)	6

Non-GAAP net income	$240	$271	$484

Non-GAAP Earnings Per Diluted Share
Reported earnings per diluted share (GAAP basis)	$0.09	$0.34	$0.38
Certain items associated with acquisitions	0.08	0.01	0.01
Varian deal cost	0.01	0.01	—
Restructuring charges and asset impairments	—	—	(0.01)
Reinstatement of federal R&D tax credit and resolution of audits of prior years’ income tax filings	—	(0.15)	(0.01)
Non-GAAP earnings per diluted share	$0.18	$0.21	$0.36
Weighted average number of diluted shares	1,310	1,321	1,335

[1]

These items are incremental charges attributable to acquisitions, consisting of inventory fair value adjustments on products sold, amortization of purchased intangible assets, shared-based compensation associated with accelerated vesting and other integration costs.

[2]

Results for the three months ended January 30, 2011 included asset impairment charges of $3 million related to a facility held-for-sale, offset by favorable adjustments of $28 million related to a restructuring program announced on July 21, 2010, and $4 million related to a restructuring program announced on November 12, 2008.

Applied Materials, Inc.

APPLIED MATERIALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended
(In millions)	January 29, 2012	October 30, 2011	January 30, 2011
Non-GAAP SSG Operating Income
Reported operating income (GAAP basis)	$271	$278	$543
Certain items associated with acquisitions [1]	115	3	3
Varian deal cost	—	3	—

Non-GAAP operating income	$386	$284	$546

Non-GAAP AGS Operating Income
Reported operating income (GAAP basis)	$107	$160	$85
Certain items associated with acquisitions [1]	6	2	2

Non-GAAP operating income	$113	$162	$87

Non-GAAP Display Operating Income
Reported operating income (GAAP basis)	$5	$31	$28
Certain items associated with acquisitions [1]	2	2	2

Non-GAAP operating income	$7	$33	$30

Non-GAAP EES Operating Income (Loss)
Reported operating income (loss) (GAAP basis)	$(23)	$17	$144
Certain items associated with acquisitions [1]	6	6	6
Restructuring charges and asset impairments [2]	—	—	(28)

Non-GAAP operating income (loss)	$(17)	$23	$122

[1]

These items are incremental charges attributable to acquisitions, consisting of inventory fair value adjustments on products sold, amortization of purchased intangible assets, share-based compensation associated with accelerated vesting and other integration costs.

[2]

Results for the three months ended January 30, 2011 included asset impairment charges of $3 million related to a facility held-for-sale, offset by favorable adjustments of $28 million related to a restructuring program announced on July 21, 2010, and $4 million related to a restructuring program announced on November 12, 2008.